EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report on Form 10-QSB for the period ending January 31, 2007 as filed with the Securities and Exchange Commission by TriMedia Entertainment Group, Inc. (the "Company") on the date hereof (the "Report"), Jason Meyers, Chief Executive Officer and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 17, 2008

                                    /s/ Jason Meyers
                                    -------------------
                                        Jason Meyers
                                    Chief Executive Officer and
                                    Chief Financial Officer





     This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

     A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.